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                                                                     EXHIBIT 5.3

[LETTERHEAD OF STEPHANIE W. ABRAMSON, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                     AND SECRETARY OF YOUNG & RUBICAM INC.]

                                                                 August 28, 2000

Young & Rubicam Inc.
285 Madison Avenue
New York, New York 10017


         Re: REGISTRATION STATEMENT ON FORM S-4
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Ladies and Gentlemen:

         I am General Counsel to Young & Rubicam Inc., a Delaware corporation (the "Company"). In such capacity, I have acted as counsel to the Company in connection with the Registration Statement on Form S-4 being filed by the Company (such Registration Statement, together with a companion Registration Statement on Form F-4 being filed by WPP Group plc, the "Registration Statements") contemporaneously herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering $287,500,000 aggregate principal amount of the Company's 3% Guaranteed Convertible Subordinated Notes due 2005 (the "Notes").

         In that connection, I or members of my staff have examined:

         (a) the amended and restated Certificate of Incorporation of the Company;

         (b)      the amended and restated By-Laws of the Company;

         (c) an executed copy of the Indenture, dated as of January 20, 2000 (the "Indenture"), between the Company and The Bank of New York;

         (d) the form of proposed first and second Supplemental Indentures to the Indenture (respectively, the "First Supplemental Indenture" and the "Second Supplemental Indenture");

         (e) the form of proposed amendment to the Registration Agreement relating to the Notes;

         (f)      the Registration Statements; and

         (g) corporate proceedings relating to the authorization of the Notes, and such

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Young & Rubicam Inc.
August 28, 2000
Page 2

                  other instruments and documents as I or members of my staff deemed relevant under the circumstances.


         In addition, I or members of my staff have reviewed the originals or copies certified or otherwise identified to my or their satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I or they have made such investigations of law, as I or they have deemed appropriate as a basis for the opinions expressed below.

         In arriving at the opinion expressed below, I have assumed the authenticity of all documents submitted to me or members of my staff as originals and the conformity to the originals of all documents submitted as copies. In addition, I or members of my staff have assumed and have not verified
(i) the accuracy as to factual matters of each document I or they have reviewed, or (ii) that the Notes conform to the specimen thereof that I or they have reviewed.

         Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that the execution and delivery of the Notes was duly authorized by all necessary corporate action of the Company, and the Notes were duly executed and delivered by the Company and are the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture (as amended, modified or supplemented by the First Supplemental Indenture and the Second Supplemental Indenture).

         Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) I have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

         The foregoing opinion is limited to the law of the State of New York and the General Corporation Law of the State of Delaware.

         I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statements and to the use of my name under the caption "Legal Matters" in the prospectus forming part of the Registration Statements. In giving such consent, I do not thereby admit that I am an "expert" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


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Young & Rubicam Inc.
August 28, 2000
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                                       Very truly yours,

                                       /s/ Stephanie W. Abramson

                                       Stephanie W. Abramson
                                       Executive Vice President, General Counsel and Secretary